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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS



    We consent to the incorporation by reference in this registration statement on Form S-1 of our report dated February 27, 1998 on our audit of the financial statements of Savannah Communications, L.P. as of December 31, 1997 and 1996 and for the period October 1, 1995 (inception) through December 31, 1995 and for each of the two years in the period ended December 31, 1997. We also consent to the reference to our firm under the caption "Experts".





/s/ Coopers & Lybrand L.L.P.
Atlanta, Georgia
June 29, 1998